Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations & Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Corporation Announces Results for the

First Quarter Ended October 31, 2010

PEABODY, MA (December 9, 2010) – Analogic Corporation (NASDAQ: ALOG), a leading provider of medical imaging and aviation security technology, today announced results for its first quarter ended October 31, 2010.

Operating highlights during the first quarter included:

•	Revenue of $103.8 million, up 12% from Q1 2010; excludes revenue of $2.9 million from hotel due to sale of hotel business in the first quarter
•	Reported diluted EPS of $0.20; includes negative impact of $0.20 charge for restructuring and benefit of $0.07 from gain on sale of hotel business
•	Adjusted non-GAAP diluted EPS of $0.46

The operating results for Analogic for the first quarter of fiscal 2011 exclude the results from the hotel business which was sold at the end of the first quarter and is classified as discontinued operations. Results from prior periods have also been revised for comparison purposes.

Revenue for the first fiscal quarter ended October 31, 2010, totaled $103.8 million, compared with fourth quarter revenue of $115.0 million and the prior fiscal year’s first quarter revenue of $92.8 million. Reported income from continuing operations for the first quarter of fiscal 2011, which included a $3.6 million pre-tax restructuring charge related to the streamlining and consolidation of our operations, was $1.4 million, or $0.11 per diluted share. This compares with $7.0 million, or $0.55 per diluted share, in the fourth quarter of fiscal 2010 and ($0.2) million, or ($0.01) per diluted share, for the prior year’s first quarter.

Reported net income for the first quarter of fiscal 2011 was $2.6 million, or $0.20 per diluted share, compared with $7.1 million, or $0.56 per diluted share, in the fourth quarter of fiscal 2010 and breakeven in the prior year’s first quarter. During the quarter, we sold our hotel business for net proceeds totaling $10.5 million resulting in a net gain of $0.9 million. The gain on sale and the results of hotel operations are excluded from continuing operations.

Adjusted non-GAAP net income for the first quarter was $5.8 million, or $0.46 per diluted share, compared with $8.8 million, or $0.69 per diluted share, in the fourth quarter of fiscal 2010, and $1.3 million, or $0.10 per diluted share, for the prior year’s first quarter. A reconciliation of reported to adjusted non-GAAP results is included as an attachment to this press release.

Jim Green, president and CEO, commented, “Our Medical Technology business continues to see year-over-year improvement as hospital spending improves. We are especially pleased with the market acceptance of our new Flex Focus mobile ultrasound platform in spite of typical Q1 seasonality. Our Security Technology business continues to see variability as the TSA relies on bridge orders while the new certification testing is underway. All in all, our operating results for the first quarter are in line with our expectations and we are progressing toward our stated financial goals as we continue to drive growth and operational effectiveness.”

Segment Revenue

Revenue from our Medical Imaging segment (formerly the CT, MRI and Digital Radiography segments) was $71.5 million for the first quarter of fiscal 2011, down $1.9 million from the fourth quarter of fiscal 2010 and up $5.6 million over the prior year’s first quarter. Revenue was lower compared with Q4 of fiscal 2010 due primarily to the timing of mammography detector shipments. Revenues increased year over year due to greater demand for our OEM subsystems worldwide.

Our Ultrasound segment revenue was $21.1 million for the first quarter of fiscal 2011, down $2.0 million from the fourth quarter and up $1.0 million from the prior year. Revenue decreased compared with Q4 of fiscal 2010 due to normal seasonality, and increased year over year, driven by demand for our Flex Focus platform. Foreign currency had a $0.8 million positive impact on revenues in the first quarter of fiscal 2011 as compared to the fourth quarter and a ($1.1) million negative impact on revenues as compared to the prior year.

Security Technology revenue was $11.3 million for the first quarter of fiscal 2011, down $7.4 million from the fourth quarter and up $4.4 million from a year earlier. Quarterly revenue fluctuations reflect the timing of bridge orders from our OEM customer due to the Transportation Security Administration’s deployment of a new procurement process.

Use of Adjusted Non-GAAP Financial Measures

This document includes adjusted non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The adjusted non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our adjusted non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, December 9, at 5:00 p.m. (EST) to discuss the first quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at investor.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (EST) January 10, 2011. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 52039466. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (EST) Monday, January 10, 2011.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (NASDAQ: ALOG), headquartered in Peabody, Mass., is a high-technology company that designs and manufactures advanced medical imaging and security systems and subsystems sold to original equipment manufacturers (OEMs) and end users in the healthcare and homeland security markets. We are recognized worldwide for advancing state-of-the-art technology in the areas of computed tomography (CT), magnetic resonance imaging (MRI), digital radiography, ultrasound, and automatic explosives detection for airport security.

Our OEM customers incorporate our technology into systems that they in turn sell for various medical and security applications. We also sell our ultrasound products directly to clinical end-user markets through our direct worldwide sales force under the brand name BK Medical. For more information, visit www.analogic.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended
	October 31, 2010	July 31, 2010	October 31, 2009
Net revenue:
Product	$96,689	$105,879	$89,454
Engineering	7,133	9,123	3,352

Total net revenue	103,822	115,002	92,806

Cost of sales:
Product	59,056	65,837	59,777
Engineering	5,747	7,069	3,167

Total cost of sales	64,803	72,906	62,944

Gross profit	39,019	42,096	29,862

Operating expenses:
Research and product development	13,904	12,973	11,455
Selling and marketing	9,608	9,124	9,084
General and administrative	9,747	10,364	9,648
Restructuring charge	3,562	(74)	—

Total operating expenses	36,821	32,387	30,187

Income (loss) from operations	2,198	9,709	(325)

Other income (expense):
Interest income	218	149	175
Other, net	(276)	(24)	(143)

Total other income (expense), net	(58)	125	32

Income (loss) from continuing operations before income taxes	2,140	9,834	(293)
Provision for (benefit from) income taxes	759	2,824	(103)

Income (loss) from continuing operations	1,381	7,010	(190)
Income (loss) from discontinued operations , net of tax	289	59	216
Gain on disposal of discontinued operations , net of tax	924	—	—

Net income	$2,594	$7,069	$26

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.11	$0.56	$(0.01)
Income from discontinued operations, net of tax	0.02	—	0.01
Gain on disposal of discontinued operations, net of tax	0.08	—	—

Basic net income per share	$0.21	$0.56	$—

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.11	$0.55	$(0.01)
Income from discontinued operations, net of tax	0.02	0.01	0.01
Gain on disposal of discontinued operations, net of tax	0.07	—	—

Diluted net income per share	$0.20	$0.56	$—

Dividends declared per share	$0.10	$0.10	$0.10
Weighted-average shares outstanding:
Basic	12,623	12,600	12,672
Diluted	12,677	12,680	12,820

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands, except per share data)	Q1 11 October 31, 2010	Q4 10 July 31, 2010
Assets:
Cash and cash equivalents	$175,829	$169,254
Accounts receivable, net	79,387	74,211
Inventories	94,521	86,060
Other current assets	20,566	21,972
Current assets of discontinued operations	—	299

Total current assets	370,303	351,796
Property, plant, and equipment, net	71,766	69,403
Other assets	55,571	55,367
Non-current assets of discontinued operations	—	9,210

Total Assets	$497,640	$485,776

Liabilities and Stockholders’ Equity:
Accounts payable	$33,853	$23,868
Accrued liabilities	30,328	33,103
Advanced payments and deferred revenue	8,500	8,888
Accrued income taxes	635	2,917
Current liabilities of discontinued operations	—	1,293

Total current liabilities	73,316	70,069

Long-term liabilities	7,485	6,665

Stockholders’ equity	416,839	409,042

Total Liabilities and Stockholders’ Equity	$497,640	$485,776

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED NON-GAAP MEASURES

We provide adjusted non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose adjusted non-GAAP financial measures that exclude share-based compensation.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring Charges

During the three months ended October 31, 2010, we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, MA manufacturing operations into our existing U.S. facilities. The total cost, including severance and personnel related costs, was $3,562,000 and was recorded as an operating expense during the three months ended October 31, 2010.

Gain on Sale of Hotel

During the first quarter of fiscal year 2011, we sold our hotel business and recorded an after-tax gain on sale of the hotel business of $924,000, or $0.07 per diluted share. This gain has been presented as an adjusted non-GAAP item as management believes it is not associated with the on-going operations of the business.

Taxes

For purposes of calculating adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these adjusted non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These adjusted non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these adjusted non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the adjusted non-GAAP financial measures to their most directly comparable GAAP financial measures.

ADJUSTED NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended
	October 31, 2010	July 31, 2010	October 31, 2009
Gross Profit, As Reported	$39,019	$42,096	$29,862
Share-based compensation expense	118	101	84
Acquisition related expenses	282	282	282

Adjusted Non-GAAP Gross Profit	$39,419	$42,479	$30,228

Percentage of Total Net Revenue	38.0%	36.9%	32.6%
Operating Expenses, As Reported	$36,821	$32,387	$30,187
Share-based compensation expense	(1,664)	(1,863)	(1,071)
Restructuring charge	(3,562)	74	—
Acquisition related expenses	(451)	(450)	(451)

Adjusted Non-GAAP Operating Expenses	$31,144	$30,148	$28,665

Percentage of Total Net Revenue	30.0%	26.2%	30.9%
Income (Loss) From Operations, As Reported	$2,198	$9,709	$(325)
Share-based compensation expense	1,782	1,964	1,155
Restructuring charge	3,562	(74)	—
Acquisition related expenses	733	732	733

Adjusted Non-GAAP Income From Operations	$8,275	$12,331	$1,563

Percentage of Total Net Revenue	8.0%	10.7%	1.7%
Income (Loss) From Continuing Operations Before Income Taxes, As Reported	$2,140	$9,834	$(293)
Share-based compensation expense	1,782	1,964	1,155
Restructuring charge	3,562	(74)	—
Acquisition related expenses	733	732	733

Adjusted Non-GAAP Income From Continuing Operations Before Income Taxes	$8,217	$12,456	$1,595

Percentage of Total Net Revenue	7.9%	10.8%	1.7%
Income (Loss) From Continuing Operations, As Reported	$1,381	$7,010	$(190)
Share-based compensation expense	1,206	1,293	780
Restructuring charge	2,474	(54)	—
Acquisition related expenses	465	465	462

Adjusted Non-GAAP Income From Continuing Operations	$5,526	$8,714	$1,052

Percentage of Total Net Revenue	5.3%	7.6%	1.1%
Diluted Net Income (Loss) Per Share From Continuing Operations, As Reported	$0.11	$0.55	$(0.01)
Effect of adjusted non-GAAP adjustments	0.33	0.14	0.09

Adjusted Non-GAAP Diluted Net Income Per Share From Continuing Operations	$0.44	$0.69	$0.08

Net Income (Loss), As Reported	$2,594	$7,069	$26
Share-based compensation expense	1,206	1,293	780
Restructuring charge	2,474	(54)	—
Acquisition related expenses	465	465	462
Gain on sale of discontinued operation	(924)	—	—

Adjusted Non-GAAP Net Income	$5,815	$8,773	$1,268

Percentage of Total Net Revenue	5.6%	7.6%	1.4%
Diluted Net Income Per Share, As Reported	$0.20	$0.56	$—
Effect of adjusted non-GAAP adjustments	0.26	0.13	0.10

Adjusted Non-GAAP Diluted Net Income Per Share	$0.46	$0.69	$0.10